Exhibit 21.1

HOSPIRA, INC.

List of Subsidiaries
February 5, 2015

U.S. SUBSIDIARIES

Subsidiary Name	State/County of Incorporation
Hospira Worldwide, Inc.	Delaware
Hospira Boulder, Inc.	Delaware
Hospira Puerto Rico, LLC	Delaware
Hospira Fleet Services, LLC	Delaware
Innovative Drug Delivery Systems, Inc.	Delaware
Javelin Pharmaceuticals, Inc.	Delaware

INTERNATIONAL AFFILIATES

Subsidiary Name	State/Country of Incorporation
Hospira Argentina SRL	Argentina
Hospira Austria GmbH	Austria
Hospira Pty Limited	Australia
Hospira Holdings (S.A.) Pty Ltd.	Australia
Hospira Australia Pty Ltd.	Australia
Mayne Pharma IP Holdings (Euro) Pty Ltd.	Australia
Hospira Adelaide Pty Ltd.	Australia
Hospira Ltd.	Bahamas
Hospira Holding Ltd.	Bahamas
Hospira Bahamas (Irish Manufacturing) Ltd.	Bahamas
Hospira Bahamas (Donegal) Corp.	Bahamas
Hospira Bahamas International Holdings Ltd.	Bahamas
Hospira Bahamas (Ireland) Corp.	Bahamas
Hospira Costa Rica Ltd.	Bahamas
Hospira Bahamas (Australia) Holdings Ltd.	Bahamas
HBAF Ltd.	Bahamas
Hospira Bahamas Biologics Ltd.	Bahamas
Hospira Benelux BVBA	Belgium
Hospira Produtos Hospitalares Limitada	Brazil
Evolabis Produtos Farmaceuticos Ltda.	Brazil
Hospira Healthcare Corporation	Canada
Hospira Chile Limitada	Chile
Hospira (China) Enterprise Management Co., Ltd	China
Hospira Limitada	Colombia
Hospira Costa Rica Ltd.	Costa Rica
Hospira Zagreb d.o.o.	Croatia
Hospira Czech Republic s.r.o	Czech Republic
Hospira Finland Oy	Finland
Hospira France SAS	France

Subsidiary Name	State/Country of Incorporation
Hospira Deutschland GmbH	Germany
Hospira Limited	Hong Kong
Hospira Healthcare India Private Limited	India
Zydus Hospira Oncology Private Ltd. Joint Venture	India
Hospira (Non-resident Unlimited Company)	Ireland
Hospira Ireland Sales Limited	Ireland
Hospira Ireland Holdings	Ireland
Hospira S.p.A.	Italy
Hospira Italia S.r.l.	Italy
Hospira Japan Co., Ltd.	Japan
Hospira Korea Co. Ltd.	Korea
Hospira Malaysia Sdn Bhd	Malaysia
Hospira, S. de R.L. de C.V.	Mexico
Hospira Healthcare B.V.	Netherlands
Hospira Enterprises B.V.	Netherlands
Hospira NZ Limited	New Zealand
Hospira Peru SRL	Peru
Hospira Philippines, Inc.	Philippines
Hospira Portugal LDA	Portugal
Hospira Singapore Pte Ltd.	Singapore
Hospira Pte. Ltd.	Singapore
Hospira Slovakia s.r.o.	Slovak Republic
Hospira Productos Farmaceuticos y Hospitalarios, S.L.	Spain
Hospira Nordic AB	Sweden
Hospira Schweiz GmbH	Switzerland
Global Pharmaceuticals Limited	Thailand
Indochina Healthcare Limited	Thailand
Hospira UK Limited	UK
Hospira Aseptic Services Limited	UK

2